Exhibit 10.3h

[Bank of America Letterhead]

August 3, 2005

Via Telecopy: 813.254.9640

Kforce Inc.

1001 East Palm Avenue

4th Floor

Tampa, Florida 33605

Attention: William L. Sanders

Re:	Amended and Restated Credit Agreement (as amended, the “Credit

Agreement”), dated as of November 3, 2000, among Kforce, Inc. (the

“Borrower”), certain of its affiliates, and Bank of America, N.A. (the

“Agent”), as agent for itself and certain financial institutions party thereto.

Mr. Sanders:

Reference is hereby made to the Credit Agreement. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

Effective June 30, 2005, clause (c)(ii) of Section 7.13 of the Credit Agreement shall be deemed amended and restated to provide as follows: “(ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $10,000,000 at any time.”

Also effective June 30, 2005, Section 7.22 of the Credit Agreement shall be deemed amended and restated to provide as follows:

7.22 Capital Expenditures. No Credit Party shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries on a consolidate basis would exceed $11,000,000 during any Fiscal Year.

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Except as expressly provided hereinabove, the Credit Agreement shall remain in full force and effect. Nothing contained herein shall be deemed to be or operate as a waiver of or consent to any Event of Default.

BANK OF AMERICA, N.A., as Administrative Agent and a Lender

By:	/s/ Mark Herdman
Name:	Mark Herdman
Title:	Vice President

[Signatures continued on following page]

Agreed: THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Kathy Le
Name:	Kathy Le
Title:	Vice President

[Signatures continued on following page]

Accepted and agreed: KFORCE INC.

By:	/s/ W. L. Sanders
Title:	President